Exhibit 99.B(d)(12)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011

SEI Institutional Investments Trust

Large Cap Fund

Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ Greg McIntire	/s/ Bradley D. Asness

Name:	Name:

Greg McIntire	Bradley D. Asness

Title:	Title:

Vice President	Principal & Chief Legal Officer
AQR Capital Management, LLC

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund	X.XX	%
Small Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ Greg McIntire	/s/ Bradley D. Asness

Name:	Name:

Greg McIntire	Bradley D. Asness

Title:	Title:

Vice President	Principal & Chief Legal Officer
AQR Capital Management, LLC